AGREEMENT AND DECLARATION OF TRUST

                                      OF

                          FLOATING RATE MASTER TRUST

                          A DELAWARE BUSINESS TRUST

                         PRINCIPAL PLACE OF BUSINESS:

                        777 Mariners Island Boulevard
                       San Mateo, California 94403-7777





                              TABLE OF CONTENTS
                                                                          PAGE

ARTICLE I....................................................................1

      Name and Definitions...................................................1
      1.01 Name..............................................................1
      1.02 Registered Agent and Registered Office............................1
      1.03 Definitions.......................................................1
            (a) Board of Trustees............................................1
            (b) Certificate of Trust.........................................1
            (c) Trust........................................................1
            (d) Trust Property...............................................1
            (e) Trustees.....................................................2
            (f) Shares.......................................................2
            (g) Shareholder or Holder........................................2
            (h) Person.......................................................2
            (i) The 1940 Act.................................................2
            (j) Commission and Principal Underwriter.........................2
            (k) Declaration of Trust.........................................2
            (l) By-Laws......................................................2
            (m) Interested Person............................................2
            (n) Investment Manager or Manager................................2
            (o) Series.......................................................2
            (p)  Book Capital Account........................................2
            (q) Act..........................................................3

ARTICLE II...................................................................3

      Purpose of Trust.......................................................3

ARTICLE III..................................................................5

      Shares.................................................................5
      3.01 Division of Beneficial Interest...................................5
      3.02 Ownership of Shares...............................................6
      3.03 Investments in the Trust..........................................6
      3.04 Status of Shares and Limitation of Personal Liability.............6
      3.05 Power of Board of Trustees to Change Provisions Relating to
      Shares.................................................................7
      3.06 Establishment and Designation of Shares...........................7
            (a) Assets Held with Respect to a Particular Series..............7
            (b) Liabilities Held with Respect to a Particular Series.........8
            (c) Net Asset Value..............................................9
            (d) Dividends, Distributions, and Repurchases....................9
            (e) Voting.......................................................9
            (f) Equality.....................................................9
            (g) Fractions...................................................10
            (h) Exchange and Conversion Privileges..........................10
            (i) Combination of Series.......................................10
            (j) Elimination of Series.......................................10
            (k) Transferability.............................................10
            (l) Dissolution of a Series.....................................10
            (m) Series Established as a Partnership.........................10

      3.07 Indemnification of Holders.......................................11

ARTICLE IV..................................................................11

      The Board of Trustees.................................................11
      4.01 Powers...........................................................11
      4.02 Effect of Death, Resignation, Etc. of a Trustee..................12
      4.03 Payment of Expenses by the Trust.................................12
      4.04 Payment of Expenses by Holders...................................13
      4.05 Ownership of Assets of the Trust.................................13
      4.06 Service Contracts................................................13

ARTICLE V...................................................................14

      Holders' Voting Powers and Meetings...................................14
      5.01 Voting Powers....................................................14
      5.02 Action by Written Consent........................................15
      5.03. Additional Provisions...........................................15

ARTICLE VI..................................................................15

      Net Asset Value, Distributions, and Repurchase of Shares..............15
      6.01 Determination of Net Asset Value, Net Income, and
      Distributions.........................................................15
      6.02 Repurchase of Shares.............................................15
      6.03 Repurchase at the Option of the Trust............................16
      6.04 Transfer of Shares...............................................16

ARTICLE VII.................................................................16

      Compensation and Limitation of Liability of Trustees..................16
      7.01 Compensation.....................................................16
      7.02 Indemnification and Limitation of Liability......................16
      7.03 Trustee's Good Faith Action, Expert Advice, No Bond or Surety....17
      7.04 Insurance........................................................17

ARTICLE VIII................................................................17

      Miscellaneous.........................................................17
      8.01 Liability of Third Persons Dealing with Trustees.................17
      8.02 Dissolution of Trust or Series...................................17
      8.03 Merger, Consolidation, Share Exchange and Sale of Assets.........18
      8.04 Amendments.......................................................19
      8.05 Filing of Copies, References, Headings...........................20
      8.06 Applicable Law...................................................20
      8.07 Provisions in Conflict with Law or Regulations...................20
      8.08 Business Trust Only..............................................20
      8.09 Use of the name "Franklin".......................................21

ARTICLE IX..................................................................21

      Certain Transactions..................................................21
      9.01 Required Holder Vote.............................................21
      9.02 Applicable Transactions..........................................22





                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                           FLOATING RATE MASTER TRUST


      WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into on the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware statutory business trust in accordance with the provisions hereinafter set forth,

      NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities and other assets that the Trust now possesses or may hereafter acquire from time to time in any manner and will manage and dispose of the same upon the following terms and conditions for the benefit of the Holders of the Trust.

                                   ARTICLE I.

                              Name and Definitions

      1.01 NAME. The Delaware statutory business trust established hereby shall be known as the "Floating Rate Master Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

      1.02  REGISTERED   AGENT  AND  REGISTERED   OFFICE.   The  name  of  the
registered agent of the Trust and the address of the registered office of the Trust are as set forth on the Certificate of Trust.

      1.03 DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

            (a) "Board of Trustees" means the governing body of the Trust, which is comprised of the Trustees of the Trust.

            (b) "Certificate of Trust" means the certificate of trust filed with the Office of the Secretary of State of the State of Delaware as required under the Act to form the Trust.

            (c) The "Trust" refers to the Delaware statutory business trust established by this Agreement and Declaration of Trust, as amended from time to time;

            (d) The "Trust Property" means any and all property, real or personal, tangible or intangible, that is owned or held by or for the account of the Trust, including, without limitation, the rights referenced in Article VIII, Section 8.09 hereof;

            (e) "Trustees" refers to the persons who have signed this Agreement and Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder;

            (f) "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

            (g) "Shareholder" or "Holder" means a record owner of outstanding Shares;

            (h) "Person" means and includes individuals, corporations, partnerships, trusts, foundations, plans, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

            (i) The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time and references herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees;

            (j) The terms "Commission" and "Principal Underwriter" have the respective meanings given them in Section 2(a)(7) and Section (2)(a)(29) of the 1940 Act;

            (k) "Declaration of Trust" means this Agreement and Declaration of Trust, as amended or restated from time to time;

            (l) "By-Laws" means the By-Laws of the Trust as amended from time to time and incorporated herein by reference;

            (m) The  term  "Interested  Person"  has the  meaning  given it in
Section 2(a)(19) of the 1940 Act;

            (n) "Investment Manager" or "Manager" means a party furnishing services to the Trust pursuant to any contract described in Article IV,
Section 4.07(a) hereof;

            (o) "Series" refers to each series of Shares established and designated under or in accordance with the provisions of Article III;

            (p) "Book Capital Account" has the meaning as may be provided for in Article III, section 3.06(m) hereof; and

            (q) The "Act" refers to the Delaware Business Trust Act (12 Del.C. ss.3801, ET SEQ.), as amended from time to time.

                                   ARTICLE II.

                                Purpose of Trust

      The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities, debt obligations, or other investment contracts.

      Without  limiting  the  foregoing,   the  Trust  shall  have  power  and
authority:

            (a) (i) To invest and reinvest cash and cash equivalents,  to hold cash and cash equivalents uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of, (x) contracts for the future acquisition or delivery of fixed income or other securities and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, bankers' acceptances, and other securities of any kind that are issued, created, guaranteed or sponsored by any Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, any international instrumentality, any bank or savings institution, any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or any corporation or organization organized under any foreign law; or (y) "when issued" contracts for any such securities; (ii) to change the investments of the assets of the Trust or any Series; and (iii) to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of such rights, powers and privileges in respect of any of such investments;

            (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, write options with respect to, or otherwise deal in, any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;

            (c) (i) To vote, give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and (ii) to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or other property as the Trustees shall deem proper;

            (d) To exercise powers and rights of subscription or otherwise that in any manner arise out of ownership of securities;

            (e) (i) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian, subcustodian,  nominee or  nominees  or  otherwise;  and (ii) to  authorize  a custodian, subcustodian, nominee or nominees to deposit the security or property in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

            (f) (i) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security or other investment contract that is held in the Trust; (ii) to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; (iii) and to pay calls or subscriptions with respect to any security or other investment contract held in the Trust;

            (g) (i) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security or other investment contract with, or transfer any security or other investment contract to, any such committee, depositary or trustee; (ii) to delegate to any such committee, depositary or trustee such power and authority with relation to any security or other investment contract (whether or not so deposited or transferred) as the Trustees shall deem proper; and (iii) to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

            (h) To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Series on any matter in controversy, including, without limitation, claims for taxes;

            (i) To borrow funds or other property in the name of the Trust exclusively for the Trust;

            (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

            (k) (i) To endorse or guarantee the payment of any notes or other obligations of any Person; and (ii) to make contracts of guaranty or suretyship, or otherwise assume liability for payment of such notes or other obligations;

            (l) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary, desirable or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the Trust Property or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Holders, Trustees, officers, employees, agents, Investment Managers, Principal Underwriters or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, by reason of holding, being nominated for, or having held, any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Manager, Principal Underwriter or independent contractor, including, without limitation, any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability; and

            (m) To adopt, establish and implement pension, profitsharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including, without limitation, the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

      The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by fiduciaries. Neither the Trust nor the Trustees shall be required to obtain any court order to deal with any Trust Property or take any other action hereunder.

                                  ARTICLE III.

                                     Shares

      3.01 DIVISION OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall at all times be divided into Shares, with a par value of $ 0.01 per Share; provided that the Shares of Series that are established by the Trustees to be taxable as a separate partnership for federal income tax purposes shall have no par value. The number of Shares authorized hereunder is unlimited. The Trustees may, from time to time, authorize the division of Shares into separate Series and the division of Series into separate classes of Shares. The different Series (or classes) shall be established and designated, and the variations in the relative rights and preferences as between the different Series (or classes) shall be fixed and determined, by the Trustees. If only one or no Series (or classes) shall be established, the Shares shall have the rights and preferences provided for herein and in
Article III, Section 3.06 hereof to the extent relevant and not otherwise provided for herein, and all references to Series (and classes) shall be construed (as the context may require) to refer to the Trust.

       Subject to the provisions of Section 3.06 of this Article III, each Share shall have voting rights as provided in Article V hereof, and Holders of the Shares of any Series shall be entitled to receive dividends and distributions, if, when, and as declared with respect thereto in the manner provided in Article VI, Section 6.01 hereof. No Shares shall have any priority or preference over any other Share of the same Series (i) with respect to the net assets held with respect to such Series, as described in this Article III, Section 3.06, or (ii) with respect to dividends or distributions upon termination of the Trust or of such Series made pursuant to Article VIII, Section 8.02 hereof. All dividends and distributions shall be made ratably among all Holders of a particular Series (or class thereof) from the net assets held with respect to such Series according to the number of Shares of such Series (or class of such Series) held of record by such Holder on the record date for any dividend or distribution or on the date of termination of the Trust or any Series, as the case may be. Holders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of a Series into a greater or lesser number of Shares of such Series without thereby materially changing the proportionate beneficial interest of the Shares of such Series in the assets held with respect to such Series or materially affecting the rights of Shares of any other Series.

       Any Trustee, officer or other agent of the Trust, and any organization in which any such Person is interested, may acquire, own, hold and dispose of Shares of the Trust to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such Person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.

      3.02 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series (or class). No certificates evidencing the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series (or class) and similar matters and, by resolution, may restrict the transfer of Shares of a Series. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Holders of each Series (or class) and as to the number of Shares of each Series (or class) held from time to time by each Holder.

      3.03 INVESTMENTS IN THE TRUST. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment shall be credited to the individual Holder's account in the form of full or fractional Shares of the Trust, or, to the extent there are Series (or classes), of such Series (or class) as the purchaser shall select, at the net asset value per Share next determined for the Trust or such Series (or class) after receipt of the investment; provided, that the Trustees may, in their sole discretion, impose a sales charge or reimbursement fee upon investments in the Trust.

      3.04 STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided by this Declaration of Trust and under applicable law. Every Holder, by virtue of having become a Holder, shall be held to have expressly assented and agreed to the terms thereof and to have become a party hereto. The death of a Holder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Holder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Holder under this Declaration of Trust. Ownership of Shares shall not entitle the Holder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Holders as partners or joint venturers except as specifically provided for pursuant to Article III, Section 3.06 herein or by resolution of the Board of Trustees. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Holders, nor, except as specifically provided herein, to call upon any Holder for the payment to the Trust of any sum of money or assessment whatsoever other than such as the Holder may at any time personally agree to pay; provided, that the Holders shall pay such sales charges, deferred or otherwise, exchange, redemption or transfer fees, or other similar fees, as set forth in the then effective prospectus of the Trust, as amended or restated from time to time.

      3.05 POWER OF BOARD OF TRUSTEES TO CHANGE PROVISIONS RELATING TO Shares. Except as provided in Article VIII, Section 8.04 hereof, and notwithstanding any other provisions of the Declaration of Trust to the contrary, and without limiting the power of the Board of Trustees to amend the Declaration of Trust or the Certificate of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust or the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, by the affirmative vote or written consent of a majority of the Trustees then in office, without the need for Holder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust or the Certificate of Trust, provided that before adopting any such amendment without Holder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Holders or that Holder approval is not otherwise required by the 1940 Act or other applicable law. If Shares have been issued, Holder approval shall be required to adopt any amendments to this Declaration of Trust that would adversely affect to a material degree the rights and preferences of the Shares of any Series (or class) or to increase or decrease the par value of the Shares of any Series (or class).

       Subject to the foregoing paragraph, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (i) of Section 3.06 of this Article III.

      3.06 ESTABLISHMENT AND DESIGNATION OF SHARES. The establishment and designation of any Series (or class) of Shares shall be effective upon the resolution by a majority of the then Trustees, adopting a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series (or class). Each such resolution shall be incorporated herein by reference upon adoption.

      Shares of each Series (or class) established pursuant to this Section 3.06, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

            (a)  ASSETS  HELD  WITH  RESPECT  TO  A  PARTICULAR   SERIES.  All
consideration  received  by the  Trust  for the  issue or sale of  Shares of a particular Series, including dividends and distributions paid by, and reinvested in, such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors with respect to such Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments held by the Trust that are not readily identifiable as assets held with respect to any particular Series (collectively, "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall thereupon be assets held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Series for all purposes in the absence of manifest error.

            (b) LIABILITIES HELD WITH RESPECT TO A PARTICULAR SERIES. All liabilities, expenses, costs, fees, charges and reserves incurred by or assumed by the Trust that are incurred on behalf of, or attributable to, a particular Series, and any interest, fees or penalties payable by the Trust due to or arising from such liabilities, expenses, costs, fees, charges and reserves, in whatever form the same may be, shall irrevocably be charged with respect to that Series for all purposes and shall be so recorded upon the books of account of the Trust. Such liabilities, expenses, costs, fees, charges, and reserves, and any interest, fees or penalties payable by the Trust due to or arising from such liabilities, expenses, costs, fees, charges and reserves, in whatever form the same may be, so charged to a Series are herein referred to as "liabilities held with respect to" that Series. In the event that there are any liabilities, expenses, costs, fees, charges or reserves incurred by or assumed by the Trust, or interest, fees or penalties payable by the Trust due to or arising from such liabilities, expenses, costs, fees, charges or reserves, in whatever form the same may be, that are not readily identifiable as liabilities held with respect to any particular Series (collectively, "General Liabilities"), the Trustees shall allocate such General Liabilities to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Liabilities so allocated to a particular Series shall thereupon be liabilities held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Series for all purposes in the absence of manifest error. All Persons that have extended credit that has been allocated to a particular Series, or that have a claim or contract that has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets held with respect to that particular Series for payment of such credit, claim, or contract. In the absence of an express agreement so limiting the claims of such creditors, claimants and contracting parties, each creditor, claimant and contracting party will be deemed nevertheless to have agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the contractual relationship.

            Subject to the right of the Board of Trustees in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to such particular Series only, and not against the assets of any other Series or the General Assets of the Trust and none of the General Liabilities of the Trust or the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other Series thereof shall be enforceable against the assets held with respect to such particular Series. Notice of this limitation on liabilities between and among Series shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the office of the Secretary of State of the State of Delaware pursuant to the Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Act relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.

            (c) NET ASSET VALUE. The "net assets held with respect to" a particular Series shall be the value determined by deducting the liabilities held with respect to that Series from the assets held with respect to that Series. The net asset value per Share of that Series shall be the value determined by dividing the net assets held with respect to that Series by the number of Shares of that Series that are issued and outstanding.

            (d) DIVIDENDS, DISTRIBUTIONS, AND REPURCHASES. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, to the contrary, no dividend or distribution including, without limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor any repurchase of, the Shares of any Series (or class) shall be effected by the Trust other than from the assets held with respect to such Series, nor, except as specifically provided in Section 3.07 of this Article III, shall any Holder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Holder has such a right or claim hereunder as a Holder of such other Series. The Trustees shall have sole discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Holders in the absence of manifest error.

            (e) VOTING. All Shares of the Trust entitled to vote on a matter shall vote on the matter, separately by Series (and, if applicable, by class): that is, the Holders of each Series (or class) shall have the right to approve or disapprove matters affecting the Trust and each respective Series (or class) as if the Series (or classes) were separate companies. There are two exceptions to such voting by separate Series (or classes). First, if the 1940 Act requires all Shares of the Trust to be voted in the aggregate without differentiation between the separate Series (or classes), then all of the Trust's Shares shall be entitled to vote on a one-vote-per-Share basis. Second, if any matter affects only the interests of some but not all Series (or classes), then only the Holders of such affected Series (or classes) shall be entitled to vote on the matter.

            (f) EQUALITY. All the Shares of each particular Series shall represent an equal proportionate undivided interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of any particular Series shall be equal to each other Share of that Series (subject to the rights and preferences with respect to separate classes of such Series).

            (g) FRACTIONS. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, repurchase of Shares and dissolution of that Series or the Trust.

            (h) EXCHANGE AND CONVERSION PRIVILEGES. The Trustees shall have the authority to provide that the Holders of any Series shall have the right to exchange the Shares of such Series for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees. The Trustees shall have the authority to provide that the Shares of a particular Series will convert into the Shares of another Series upon the passage of time or some other event or condition, without the necessity of the Holders of either of such Series taking any action or providing any consent.

            (i) COMBINATION OF SERIES. The Trustees shall have the authority, without the approval of the Holders of any Series unless otherwise required by the 1940 Act or applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series; PROVIDED that upon completion of such combination of Series, the proportionate interest of each Holder of each Series that is combined, in the assets and liabilities held with respect to the combined Series shall equal the proportionate interest that each such Holder held in the assets and liabilities held with respect to the particular Series that is combined.

            (j) ELIMINATION OF SERIES. At any time that there are no Shares outstanding of a particular Series (or class) previously established and designated, the Trustees may by resolution of a majority of the then Trustees abolish that Series (or class) and rescind the establishment and designation thereof. Each such resolution shall be incorporated herein by reference upon adoption.

            (k) TRANSFERABILITY. The Trustees shall have the authority to provide that the Shares of a Series are nontransferable.

            (l) DISSOLUTION OF A SERIES. The Trustees shall have the authority to provide that upon the bankruptcy or insolvency of a Holder or in the case of the repurchase of the entire interest of a Holder in a Series, that such Series will be dissolved unless a majority in interest of the remaining Holders in the Series approve the continuing existence of the Series.

            (m) SERIES ESTABLISHED AS A PARTNERSHIP. The Trustees shall have the authority to create Series intended to be classified as a Partnership for federal income tax purposes. Pursuant to such authority, the Trustees may provide that (i) Book Capital Accounts (as defined in any resolution establishing and designating such Series) are to be determined and maintained for each Holder in accordance with Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code") (and any successor provision thereto) and the Treasury Regulations promulgated thereunder; (ii) upon liquidation of a Series (or any Holder's interest therein), liquidating distributions shall be made in accordance with the positive Book Capital Account balances of the Holders; and, (iii) if any Holder in such Series has a deficit balance in his Book Capital Account following the liquidation of his interest in the Series, such Holder is unconditionally required to restore the amount of such deficit balance to the Series, or in lieu thereof, the resolution establishing the Series contain a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

      3.07 INDEMNIFICATION OF HOLDERS. If any Holder or former Holder shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been a Holder of the Trust (or by having been a Holder of a particular Series), and not because of such Person's acts or omissions, the Holder or former Holder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from, and indemnified out of the assets of the Trust or out of the assets of the applicable Series (as the case may be) against, all loss and expense arising from such claim or demand; provided that such indemnification shall be limited in amount to no more than the net assets held with respect to such Series or the Trust (where there is no Series).

                                   ARTICLE IV.

                              The Board of Trustees

      4.01 POWERS. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Trust and the business of the Trust to the same extent as if the Trustees were the sole owners of the assets and the business of the Trust in their own right, including such authority, power and control to do all acts and things as they, in their sole discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the foregoing, the Trustees may do the following, subject to the 1940 Act and applicable law: adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Holders; fill vacancies of Trustees or remove Trustees from their number, and may elect and remove such officers and appoint and terminate such agents as the Trustees consider appropriate; appoint to committees from their own number and establish and terminate one or more committees consisting of two or more Trustees that may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Holders with respect to various matters; declare and pay dividends and distributions to Holders of each Series from the assets of such Series; establish from time to time, in accordance with the provisions of Article III, Section 3.06 hereof, any Series (or class) of Shares, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purpose; and in general delegate such authority as the Trustees consider desirable to any officer of the Trust, any committee of the Trustees, any agent or employee of the Trust, any custodian or transfer or shareholder servicing agent of the Trust, or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified or required by law, any action approved or taken by a majority of the Trustees then in office shall be deemed effective as an action taken by the Board of Trustees. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if all members of the Board of Trustees then in office or committee then in office (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act.

      The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but the Trustees are not expected to devote their full time to the performance of such duties. The Trustees, or any affiliate partner or employee thereof, may engage in, possess an interest in, any other business or venture of any nature and description, independently or with or for the account of others.

      4.02 EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to dissolve the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in the By-Laws, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust, subject to the provisions of the 1940 Act.

      4.03  PAYMENT OF EXPENSES  BY THE TRUST.  Subject to the  provisions  of
Article III, Section 3.06(b), the Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or Series (or class), or partly out of the principal and partly out of the income, and to charge or allocate the same to, between or among such one or more of the Series (or classes) that may be established or designated pursuant to Article III,
Section 3.06, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Series (or class) or in connection with the management thereof, including, without limitation, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Manager, Manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and other agents or independent contractors, and such other expenses and charges as the Trustees may deem necessary or proper to incur.

      4.04 PAYMENT OF EXPENSES BY HOLDERS. The Trustees shall have the power, as frequently as they may determine, to cause each Holder, or each Holder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Holder from declared but unpaid dividends owed such Holder and/or by reducing the number of Shares in the account of such Holder by that number of full and/or fractional Shares that represents the outstanding amount of such charges due from such Holder.

      4.05 OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the Trust Property shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who is now or may hereafter become a Trustee. Upon the resignation, incompetency, bankruptcy, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of right, title and interest in Trust Property shall be effective whether or not conveyancing documents have been executed and delivered in connection therewith. The Trustees may determine that the Trust shall be deemed to hold beneficial ownership of any income earned on the securities owned by the Trust, whether domestic or foreign.

      4.06 SERVICE CONTRACTS.

            (a) Subject to such requirements and restrictions as may be set forth in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Manager or administrator: (i) to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested; (ii) to make changes in the Trust's investments; or (iii) to engage in such other activities as may specifically be delegated to such Person.

            (b) The Trustees may also, at any time and from time to time, contract with any Persons, appointing such Persons exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws, and any such contract may contain such other terms as the Trustees may determine.

            (c) The Trustees are also empowered, at any time and from time to time, to contract with any Persons, appointing such Persons to serve as the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws or stipulated by resolution of the Trustees.

            (d) The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of its Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

            (e) The fact that:

                  (i) any of the Holders,  Trustees,  or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, investment manager, adviser, principal underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Holder or has an interest in the Trust, or that

                  (ii) any corporation, trust, association or other organization with which an advisory, management or administration contract, principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trust, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Holder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Holders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act and applicable law.

                                   ARTICLE V.

                       Holders' Voting Powers and Meetings

      5.01 VOTING POWERS. Subject to the provisions of Article III hereof, the Holders shall have power to vote only (i) for the election, including the filling of vacancies, or removal of Trustees, and (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, by the By-Laws, by any registration, notice or qualification of the Trust with the Commission (or any successor agency) or with any state or by the 1940 Act and other applicable law, and such other matters as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting for the election of Trustees. Shares may be voted in person or by proxy. Subject to the provisions of Article III, Section 3.06(d), when a quorum is present at any meeting, a majority of the outstanding Shares entitled to vote thereon and voted thereon shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law. Any Trustee may be removed at any meeting of Holders by a vote of two-thirds of the outstanding Shares of the Trust entitled to vote thereon.

      5.02 ACTION BY WRITTEN CONSENT. Any action taken by Holders may be taken without a meeting if Holders holding a majority of the outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) and holding a majority (or such larger proportion as aforesaid) of the outstanding Shares of any Series (or class) entitled to vote separately on the matter, consent to the action in writing and such written consents are filed with the records of the meetings of Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.

      5.03.   ADDITIONAL   PROVISIONS.   The  By-Laws   may  include   further
provisions for Holders' votes and meetings and related matters.

                                 ARTICLE VI.
           Net Asset Value, Distributions, and Repurchase of Shares

      6.01 DETERMINATION OF NET ASSET VALUE, NET INCOME, AND DISTRIBUTIONS. Except as may be provided by the Trustees in the resolutions establishing a Series pursuant to Article III, Section 3.06(m) hereof, the Trustees, in their sole discretion, may prescribe and shall set forth in the By-laws or in a duly adopted resolution of the Trustees such bases and time for determining the per Share or net asset value of the Shares of the Trust or any Series or net income attributable to the Shares of the Trust or any Series, or the declaration and payment of dividends and distributions on the Shares of the Trust or any Series, as they may deem necessary or desirable.

      6.02 REPURCHASE OF SHARES. The Trust may repurchase such Shares as are tendered by any Holder for repurchase pursuant to a repurchase offer or tender offer made by the Trust periodically or from time to time, upon the presentation by the Holder of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust repurchase such Shares or in accordance with such other procedures for repurchase as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with such repurchase offer, tender offer, this Declaration of Trust, the By-Laws and applicable law. Payment for such Shares shall be made by the Trust to the Holder within seven days after the date as provided for in the repurchase offer, tender offer or other such other authorized procedures; provided that the request for repurchase is made in proper form. The obligation set forth in this Section 6.02 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.

      The repurchase price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Holders of the Series for which the Shares are being repurchased. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the repurchase price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

      6.03 REPURCHASE AT THE OPTION OF THE TRUST. The Trust shall have the right at its option and at any time, subject to the 1940 Act and applicable law, to repurchase Shares of any Holder at the net asset value thereof as described in Section 6.01 of this Article VI: (i) if at such time such Holder owns Shares of any Series having an aggregate net asset value of less than an amount determined from time to time by the Trustees prior to the acquisition of said Shares; or (ii) to the extent that such Holder owns Shares of a particular Series equal to or in excess of a percentage of the outstanding Shares of that Series determined from time to time by the Trustees; or (iii) to the extent that such Holder owns Shares equal to or in excess of a percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust or of any Series.

      6.04 TRANSFER OF SHARES. Except as may be provided by the Trustees in the resolutions establishing a Series pursuant to Article III, Section 3.06(k), the Trust shall transfer shares held of record by any Person to any other Person upon receipt by the Trust or a Person designated by the Trust of a written request therefore in such form and pursuant to such procedures as may be approved by the Trustees.

                                  ARTICLE VII.

              Compensation and Limitation of Liability of Trustees

      7.01 COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee to provide advisory, management, legal, accounting, investment banking or other services to the Trust and to be specially compensated for such services by the Trust.

      7.02 INDEMNIFICATION AND LIMITATION OF LIABILITY. To the fullest extent that limitations on the liability of Trustees is permitted by the Act, the Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Trust out of its assets may indemnify and hold harmless each and every Trustee and officer of the Trust from and against any and all claims, demands costs, losses, expenses and damages whatsoever arising out of or related to the performance of his or her duties as a Trustee or officer of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Trust or any Holder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon, subject to the last sentence of the first paragraph of this Section 7.02.

      7.03 TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested in or dealing with the Trust. A Trustee shall be liable to the Trust and to any Holder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

      7.04 INSURANCE. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for any liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of this Article; provided that nothing herein contained shall permit the purchase of any insurance with Trust assets to protect any Trustee from or against any liability to the Trust or any Holder to which he or she is subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                  ARTICLE VIII.

                                  Miscellaneous

      8.01 LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

      8.02 DISSOLUTION OF TRUST OR SERIES. Unless dissolved as provided herein, the Trust shall have perpetual existence. The Trust may be dissolved at any time by vote of a majority of the outstanding Shares of the Trust entitled to vote or by the Board of Trustees by written notice to the Holders. Any Series may be dissolved at any time by vote of a majority of the outstanding Shares of the Series or by the Board of Trustees by written notice to the Holders of the Series.

      Upon dissolution of the Trust, the Trustees shall (in accordance with ss. 3808 of the Act) pay or make reasonable provision to pay all claims and obligations of the Trust and/or each Series, including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown. If there are sufficient assets held with respect to the Trust and/or each Series of the Trust, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to the Trust and/or each Series of the Trust, such claims and obligations shall be paid or provided for in accordance with Article III, Section 3.06, according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including without limitation, cash, securities or any combination thereof) held with respect to the Trust and/or each Series of the Trust shall be distributed to the Holders of the Trust and/or such Series in accordance with
Article III, Section 3.06, and ratably according to the number of outstanding Shares of the Trust and/or such Series held by the several Holders on the record date for such dissolution distribution.

      Upon dissolution of a particular Series, the Trustees shall (in accordance with ss. 3808 of the Act) pay or make reasonable provision to pay
all  claims  and   obligations  of  the  particular   Series,   including  all
contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown. If there are sufficient
assets  held  with  respect  to  the  particular   Series,   such  claims  and
obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to the particular Series, such claims and obligations shall be paid or provided for in accordance with Article III, Section 3.06, according to their priority and, among claims and obligations of equal priority, ratably to the extent of
assets   available   therefor.   Any  remaining  assets   (including   without
limitation, cash, securities or any combination thereof) held with respect to the particular Series shall be distributed to the Holders of the particular Series in accordance with Article III, Section 3.06, and ratably according to the number of outstanding Shares of the particular Series held by the several Holders on the record date for such dissolution distribution.

      8.03 MERGER, CONSOLIDATION, SHARE EXCHANGE AND SALE OF ASSETS. The Trustees may cause (i) the Trust or one or more of its Series to the extent consistent with applicable law to be merged into or consolidated with another business trust or any other business entity, (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 8.03 of Article VIII, (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, or (iv) the Trust to sell, lease or exchange all or any substantial part of the Trust's assets, including its good will. Such merger or consolidation, Share conversion, Share exchange or sale, lease or exchange of all or any substantial part of the Trust's assets may be authorized only by vote of a majority of the outstanding Shares of the Trust entitled to vote, as a whole, or with respect to any affected Series, as may be applicable; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale, lease or exchange of all or any substantial part of the Trust's assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate business trust or trusts (or series thereof).

      8.04 AMENDMENTS.

            (a) Except as provided in Subsections (b) and (c) of this Article VIII, Section 8.04, the Declaration of Trust may be restated and/or amended at any time by the affirmative vote or written consent of a majority of the Trustees then in office. Notwithstanding any other provision of the Declaration of Trust to the contrary, the Trustees may also amend the Declaration of Trust without the vote or consent of the Holders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary with advice of counsel to the Trust to conform the Declaration of Trust to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Code, but the Trustees shall not be liable for failing to do so. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

            (b) No amendment to the Declaration of Trust may be made which would adversely affect to a material degree any rights or preferences of any series or class of Shares outstanding by reducing the amount payable thereon upon liquidation of the Trust, by diminishing or eliminating any voting rights pertaining thereto, or otherwise, except with the vote or written consent of the holders of two-thirds (66 2/3%) of the series or class of Shares so effected entitled to vote. Nothing contained in the Declaration of Trust shall permit the amendment of the Declaration of Trust to impair the exemption from personal liability of the Holders, Trustees, officers, employees and agents of the Trust or to permit assessment upon the Holders.

            (c) No  amendment  may be made under this  Article  VIII,  Section
8.04 that shall amend,  alter,  change or repeal (i) any of the  provisions of
Article III, Section 3.05; Article V, Sections 5.01 or 5.02; Article VIII, Sections 8.02, 8.03 or 8.04; or Article IX unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or written consent of two-thirds (66 2/3%) of the outstanding Shares entitled to vote; or (ii) any of the provisions of Article VIII, Section 8.09, without the express written consent of Franklin Resources, Inc. ("Franklin"). Such affirmative vote or consent shall be in addition to the vote or consent of the Holders otherwise required by law or any agreement between the Trust and any national securities exchange.

            (d) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration of Trust, as amended, and executed by all of the Trustees then in office, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

      8.05 FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Holder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such restatements and/or amendments. In this Declaration of Trust and in any such restatements and/or amendment, references to this Declaration of Trust, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this Declaration of Trust as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only, shall not be taken as a part hereof and shall not control or affect the meaning, construction or effect of this Declaration of Trust. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original.

      8.06 APPLICABLE LAW. This Declaration of Trust is created under, and is to be governed by and construed and administered according to, the laws of the State of Delaware. The Trust shall be a Delaware business trust pursuant to the Act, and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a business trust.

      8.07 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

            (a) The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

            (b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

      8.08 BUSINESS TRUST ONLY. It is the intention of the Trustees to create a business trust pursuant to the Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of the Act between the Trustees and each Holder. Except to the extent provided by resolution of the Trustees establishing a Series intended to be classified as a partnership for federal income tax purposes, it is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, joint venture, or any form of legal relationship other than a business trust pursuant to the Act, and except as so provided in such resolution, nothing in this Declaration of Trust shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

      8.09 USE OF THE NAME "FRANKLIN". The name "Franklin" and all rights to the use of the name "Franklin" belongs to Franklin Resources, Inc. ("Franklin"), the sponsor of the Trust. Franklin has consented to the use by the Trust of the identifying word "Franklin" and has granted to the Trust a nonexclusive license to use the name "Franklin" as part of the name of the Trust and the name of any Series of Shares. In the event Franklin or an affiliate of Franklin is not appointed as Manager and/or Principal Underwriter or ceases to be the Manager and/or Principal Underwriter of the Trust or of any Series using such names, the non-exclusive license granted herein may be revoked by Franklin and the Trust shall cease using the name "Franklin" as part of its name or the name of any Series of Shares, unless otherwise consented to by Franklin or any successor to its interests in such names.

                                   ARTICLE IX.

                              Certain Transactions

      9.01 REQUIRED HOLDER VOTE.

            (a) Notwithstanding any other provision of the Declaration of Trust to the contrary and subject to the exceptions provided in this Article IX, each of the transactions described in this Article IX shall require the affirmative vote or consent of the holders of two-thirds (66 2/3%) of the outstanding Shares entitled to vote when a Principal Holder (as defined in paragraph (b) of this Article IX, Section 9.01) is a party to the transaction. Notwithstanding any other provision in the Declaration of Trust, such affirmative vote or consent shall be in addition to, and not in lieu of, the vote or consent of the Holders otherwise required by law (including any separate vote by Series (or class) that may be required by the 1940 Act), by the terms of any Series (or class) that is now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

            (b) For purposes of this Article IX, the term "Principal Holder" shall mean any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "1934 Act")), that is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the outstanding Shares of the Trust and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Holder, but shall not include Franklin or any affiliated person of Franklin. For the purposes of this Article IX, in addition to the Shares which a
Principal Holder beneficially owns directly, a Principal Holder shall be deemed to be the beneficial owner of any Shares (1) which the Principal Holder has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other Person or group with which the Principal Holder or its "affiliate" or "associate," as those terms are defined in Rule 12b-2 under the 1934 Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its "affiliate" or "associate" as so defined. For purposes of this Article IX, calculation of the outstanding Shares shall not include Shares deemed owned through application of clause (1) above.

      9.02 APPLICABLE TRANSACTIONS.

            (a) This Article IX shall apply to the following transactions:

                  (1) Merger, consolidation or statutory Share exchange of the Trust with or into any Principal Holder;

                  (2) Issuance of any securities of the Trust to any Principal Holder for cash;

                  (3)   Sale,  lease,  or exchange  of all or any  substantial
            part of the assets market value of less than $1,000,000, aggregating for the purpose of such aggregate amount, all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period); or

                  (4)   Sale,  lease,  or exchange  to the Trust,  in exchange
            for  securities  of the  Trust,  of any  assets  of any  Principal
            Holder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such aggregate amount, all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

            (b) The provisions of this Article IX shall not apply to any transaction described above if the Board of Trustees authorizes such transaction by an affirmative vote of a majority of the Trustees then in office, including a majority of the Trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act.

            (c) The Board of Trustees shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to the Trust whether (i) a Person or group beneficially owns more than ten percent (10%) of the outstanding Shares, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, and
(iii) the assets being acquired or leased to or by the Trust constitute a substantial part of the assets of the Trust or have an aggregate fair market value of less than $1,000,000 (as defined above). Any such determination shall be conclusive and binding for all purposes of this Article IX in the absence of manifest error.


IN WITNESS WHEREOF, the Trustees named below, being all of the Trustees of the Trust, do hereby make and enter into this Declaration of Trust on this 16th day of November 1999.


/s/ Frank H. Abbott, III                        /s/ Harris J. Ashton
--------------------------------                ----------------------------
Frank H. Abbott, III, as Trustee                Harris J. Ashton, as Trustee


/s/ S. Joseph Fortunato                         /s/ Edith E. Holiday
--------------------------------                ----------------------------
S. Joseph Fortunato, as Trustee                 Edith E. Holiday, as Trustee


/s/ Charles B. Johnson                          /s/ Rupert H. Johnson, Jr.
--------------------------------                ----------------------------
Charles B. Johnson, as Trustee                  Rupert H. Johnson, Jr., as
Trustee


/s/ Frank W.T. LaHaye                           /s/ Gordon S. Macklin
--------------------------------                ----------------------------
Frank W.T. LaHaye, as Trustee                   Gordon S. Macklin, as Trustee



                  THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST

                                       IS

        777 Mariners Island Boulevard, San Mateo, California 94403-7777.